EXHIBIT 99.1

For Immediate Release

PULSE ELECTRONICS CORPORATION REPORTS
FIRST QUARTER RESULTS

Continued Growth in Wireless; Progress in Delevering Actions

SAN DIEGO, May 8, 2012—Pulse Electronics Corporation (NYSE:PULS), a leading provider of electronic components, today reported results for its first quarter ended March 30, 2012.

First Quarter Highlights

●	Net sales were $94.1 million, up 6.9 percent from $88.0 million in the prior-year quarter, and up 4.0 percent from $90.5 million in the fourth quarter.
●	Operating loss (U.S. GAAP) was $2.1 million compared with a loss of $10.3 million in the prior-year quarter and a loss of $2.7 million in the fourth quarter.
●
Non-GAAP operating loss was $0.2 million, compared with a non-GAAP loss of $2.9 million in the prior-year quarter and a non-GAAP loss of $0.9 million in the fourth quarter. (See Schedule A for a reconciliation of U.S. GAAP results to non-GAAP measures.)

●	Wireless segment sales increased 74.2 percent from the prior-year quarter with significantly improved gross profit margin.

CEO Comments

“Overall, our performance was well within guidance this quarter,” said Pulse Chairman and Chief Executive Officer Ralph Faison. “Non-GAAP operating loss was within our guidance on revenue that was slightly above the range of our guidance, which was a good result as the overall industry weakness we saw in our network and power segments in the second half of 2011 continued into the first part of this quarter.  Our wireless business continued to grow and improved its gross margins as some ramp up costs ended and efficiency improved.”

“On our efforts to delever, we now have a combination of closed transactions, letters of intent on asset sales, and a commitment letter for new financing, which if completed will exceed the approximately $55 million necessary to fully retire our outstanding credit facility.  While we cannot confirm the timing or results of any individual transaction due to the uncertainty inherent in these matters, the asset values offered by potential buyers are acceptable to us and the transactions are proceeding on a reasonable schedule.  We are highly motivated to close the transactions by June 28 and, importantly, not all of the contemplated transactions need to be closed in order to complete our refinancing by that date,” said Mr. Faison.

First Quarter Operating Performance

Net sales were $94.1 million compared with $88.0 million in the prior-year quarter due to higher wireless sales as sales to new antenna customers continue to increase, partially offset by ongoing industry pressure and typical lower first quarter seasonality which constrained demand for network products into the beginning of the quarter. Sequentially, net sales increased 4.0 percent compared with fourth quarter net sales of $90.5 million on higher power and wireless sales.

Cost of sales increased 8.8 percent to $75.7 million from $69.6 million in the prior-year quarter. The company’s gross profit margin was 19.5 percent compared with 20.9 percent in the prior-year quarter and 19.1 percent in the fourth quarter. The lower gross margin compared to the prior year reflects higher labor costs, lower pricing and volumes for network and power products, and ramp up costs and inefficiencies associated with the growth in wireless. Compared to the fourth quarter, gross profit margin increased mainly due to improved efficiencies and lower ramp-up costs in wireless.

Operating expenses decreased 11.8 percent to $19.0 million from $21.5 million in the first quarter of 2011.  The decrease in spending was due to aggressive expense reduction actions and sustained scrutiny over all discretionary spending.

Operating loss (U.S. GAAP) was $2.1 million compared with a loss of $10.3 million in the prior-year quarter. Non-GAAP operating loss was $0.2 million compared with $2.9 million in the prior-year quarter. The operating loss (U.S. GAAP) included $1.5 million for severance, impairment and associated costs.

The company had $21.1 million of cash and cash equivalents at March 30, 2012 compared with $17.6 million at December 30, 2011. In the first quarter, the company borrowed $11 million on its existing credit facility, the majority of which was used to fund working capital associated with sales growth and planned capital expenditures.

Second Quarter 2012 Outlook

“As we look to the second quarter, if the early signs of a turnaround in industry demand we have seen continue, network and power sales should be favorably affected,” said Faison. “We also expect the wireless recovery to continue and have some sequential growth.”

The company expects second quarter 2012 net sales to range from $96 million to $102 million and non-GAAP operating profit to range from breakeven to $2 million (not adjusted for possible asset sales).

Conference Call

Pulse management will conduct a conference call at 5 p.m. Eastern (2 p.m. Pacific) today. The conference call will be available via telephone and the Internet. The dial-in number is 1-800-860-2442 (international 1-412-858-4600). A link to the earnings press release, the Internet web cast and a slide presentation that will accompany management’s prepared remarks will be available on the “Investor Information” section of the company’s web site www.pulseelectronics.com for two weeks.

About Pulse Electronics Corporation

Pulse Electronics is the electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production.  The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

Safe Harbor

This press release contains statements, including projections of future business objectives and financial results, that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the company's current information and expectations. There can be no assurance these forward-looking statements, including, without limitation, the company’s results for the second quarter and the potential transactions needed to accomplish the retirement of the senior credit facility, will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the company's SEC reports including, but not limited to, those discussed in the company's Form 10-K for the year ended December 30, 2011 in Item 1a under the caption "Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995)." All such risk factors are incorporated herein by reference as though set forth in full. The company undertakes no obligation to update any forward looking statement.

Non-GAAP Rationale

Non-GAAP operating profit or loss (operating profit or loss according to accounting principles generally accepted in the United States excluding pre-tax severance, impairment and other associated costs; pre-tax non-cash stock-based compensation expenses; and other pre-tax adjustments as described in the applicable period), non-GAAP diluted earnings (loss) per share (net earnings (loss) per share from continuing operations according to principles generally accepted in the United States excluding after-tax severance, impairment and other associated costs; after-tax non-cash stock-based compensation expenses; and other after-tax adjustments as described in the applicable period) and adjusted EBITDA (net earnings attributable to Pulse Electronics Corporation plus net earnings from discontinued operations and non-controlling interest, excluding income taxes; depreciation and amortization; interest expense/income;  non-cash stock-based compensation expenses; other expense/income; and severance, impairment and other associated costs and other adjustments as described in the applicable period), are not measures of performance under accounting principles generally accepted in the United States.  Non-GAAP operating profit or loss, non-GAAP diluted earnings (loss) per share and adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, operating profit, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity.  Non-GAAP operating profit (loss) and non-GAAP diluted earnings (loss) per share are often used by our shareholders and analysts as an additional measure of our operating performance. Adjusted EBITDA is often used by our shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures.  We believe these non-GAAP measures enhance a reader’s understanding of our financial condition, results of operations and cash flow because they are unaffected by capital structure and, therefore, enable investors to compare our operating performance to that of other companies.  We understand that our presentation of non-GAAP operating profit (loss), non-GAAP diluted earnings (loss) per share and adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.

Based on discussions with investors and equity analysts, we believe that a reader’s understanding of the company’s operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments may facilitate comparisons of operating performance among financial periods and peer companies.  These charges result from facility closures, the exit of a product line, production relocations and capacity reductions and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment.  Removing non-cash stock-based compensation expenses facilitates comparisons of the company’s operating performance with that of other companies with differing compensation structures and with the company’s performance in periods during which its own compensation structure may have been different.  Impairment charges, accelerated depreciation and costs related to an unsolicited takeover attempt are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.

Copyright © 2012 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

Contact:
Drew A. Moyer
Senior Vice President, Chief Financial Officer
858-674-8268
dmoyer@pulseelectronics.com

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share amounts)

	Three Months Ended
	3/30/12	4/1/11

Net sales	$94,135	$88,039
Cost of sales	75,737	69,615
Gross profit	18,398	18,424
Operating expenses	18,993	21,541
Severance, impairment and other associated costs	1,537	6,756
Costs related to unsolicited takeover attempt	--	430
Operating loss	(2,132)	(10,303)

Interest expense, net	(2,593)	(1,293)
Other income, net	1,079	1,542
Loss from continuing operations before income taxes	(3,646)	(10,054)
Income tax expense (benefit)	657	(5,065)
Net loss from continuing operations	(4,303)	(4,989)
Earnings from discontinued operations, net of taxes	-	612
Net loss	(4,303)	(4,377)
Non-controlling interest, net of taxes	197	(48)
Net loss attributable to Pulse Electronics Corporation	(4,106)	(4,425)

Basic shares outstanding	41,422	41,034
Basic loss per share from continuing operations	(0.10)	(0.12)
Basic earnings per share from discontinued operations	-	0.01
Basic loss per share	(0.10)	(0.11)

Diluted shares outstanding	41,422	41,034
Diluted loss per share from continuing operations	(0.10)	(0.12)
Diluted earnings per share from discontinued operations	-	0.01
Diluted loss per share	(0.10)	(0.11)

AMOUNTS ATTRIBUTABLE TO PULSE ELECTRONICS CORPORATION:

Net loss from continuing operations excluding non-controlling interest	$(4,106)	$(5,037)
Net earnings from discontinued operations	-	612
Net loss attributable to Pulse Electronics Corporation	(4,106)	(4,425)

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended
	3/30/2012	4/1/2011
Net Sales
Network	38,754	42,544
Power	31,690	31,899
Wireless	23,691	13,596
Total net sales	94,135	88,039

Operating profit (loss)
Network	(873)	409
Power	2,332	528
Wireless	(2,054)	(4,054)
Operating loss excluding severance, impairment and other associated costs and costs related to unsolicited takeover attempt	(595)	(3,117)
Severance, impairment and other associated costs	1,537	6,756
Costs related to unsolicited takeover attempt	--	430
Operating loss	(2,132)	(10,303)

FINANCIAL POSITION (UNAUDITED)

(in thousands)	3/30/2012	12/30/2011

Cash and cash equivalents	$21,146	$17,606
Accounts receivable, net	68,426	59,507
Inventory	34,472	36,968
Prepaid expenses and other current assets	22,516	19,842
Net property, plant and equipment	30,179	28,605
Other assets	10,283	10,909
Total assets	187,022	173,437

Accounts payable	55,270	52,802
Accrued expenses and other current liabilities	47,306	42,855
Current portion of long-term debt	54,950	-
Long-term Debt	50,000	93,950
Other long-term liabilities	19,275	21,650
Total liabilities	226,801	211,257

Total deficit	(39,779)	(37,820)

Total liabilities and deficit	187,022	173,437

Shares outstanding	42,106	41,980

Schedule A
NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per-share amounts)

1.  Adjusted EBITDA

	Quarter Ended
	3/30/12	4/1/11

Net loss attributable to Pulse Electronics Corporation	$(4,106)	$(4,425)
Net earnings from discontinued operations	-	(612)
Cumulative effect of accounting changes, net	$-	$-
Non-controlling interest	(197)	48
Income tax expense (benefit)	657	(5,065)
Interest expense, net	2,593	1,293
Non-cash stock-based compensation expenses	407	248
Depreciation and amortization	1,942	2,598
Other income	(1,079)	(1,542)
Severance, impairment and other associated costs	1,537	6,756
Costs related to unsolicited takeover attempt	-	430
Other adjustment: defined benefit plan curtailment gain	--
Other adjustment: defined benefit plan curtailment gain	--	(1,031)
Other adjustments: impact of purchase accounting adjustments	--	--
Adjusted EBITDA	1,754	(271)

2.  Net earnings (loss) per diluted share from continuing operations excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended
	3/30/12	4/1/11

Net loss per diluted share	$(0.10)	$(0.11)
Diluted earnings per share from discontinued operations	--	(0.01)
After-tax severance, impairment and other associated costs, per share	0.04	0.12
After-tax non-cash stock-based compensation expenses, per share	0.01	-
Impairment charge to adjust equity investment to market value
In-process research and development cost
Cumulative effect of accounting changes, net
After-tax costs related to unsolicited takeover attempt, per share	--	0.01
After-tax non-cash stock-based compensation expenses, per share	-	-
Other adjustments: defined benefit plan curtailment gain, per share	--	-
Net earnings (loss) per diluted share from continuing operations excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments	(0.05)	0.01

3.  Operating loss excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended
	3/30/12	4/1/11

Operating loss	$(2,132)	$(10,303)
Pre-tax severance, impairment and other associated costs	1,537	6,756
Pre-tax impact of purchase accounting adjustments and accelerated depreciation		--
Pre-tax impact of purchase accounting adjustments		0
Pre-tax non-cash stock-based compensation expenses	407	248
Pre-tax costs related to unsolicited takeover attempt	--	430
Other adjustment: accelerated deprecation	--	-
Other adjustment: defined benefit plan curtailment gain	--	-
Operating loss excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments	(188)	(2,869)